Exhibit 23.1
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                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to the Registration Statement of Ramp Corporation (formerly Medix Resources, Inc.) on Form S-3 of our report dated February 14, 2003 on the December 31, 2002 and 2001 consolidated financial statements of Medix Resources, Inc. appearing in the Annual Report on Form 10-K of Medix Resources, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                        /s/ Ehrhardt Keefe Steiner & Hottman PC
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                                            Ehrhardt Keefe Steiner & Hottman PC

July 8, 2004
Denver, Colorado